DISTRIBUTION AGREEMENT


   THIS AGREEMENT is made as of this     day of April, 1997, by and between The
                                     ---
Garzarelli Funds, a Delaware business trust (the "Trust"), and Sunstone Distribution Services, LLC, a Wisconsin limited liability company (the "Distributor").

   WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Act") and is authorized to issue shares of beneficial interests (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets;

   WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

   WHEREAS, the Trust and Distributor desire to enter into an agreement pursuant to which Distributor shall be the distributor of the Shares of the Trust representing the investment portfolios listed on Schedule A hereto and any additional investment portfolios the Trust and Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

   NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   APPOINTMENT OF THE DISTRIBUTOR.
     ------------------------------

       The Trust hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement. Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.


2.   SERVICES AND DUTIES OF THE DISTRIBUTOR.
     --------------------------------------

     2.1 Distributor will act as agent for the distribution of Shares in accordance with the instructions of the Trust's Board of Trustees and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended (the "1933 Act").


     2.2 Subject to the terms of Section 4.2, Distributor may finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, in the form attached as Appendix A, and if it so chooses Distributor will act only on its own behalf as principal. The Distributor shall not be obligated to sell any certain number of Shares of any Fund.

     2.3 All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per unit (the "offering price") equal to their net asset value (determined in the manner set forth in the Funds' then current prospectus).

     2.4 Distributor shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission (the "Commission") and the NASD. Distributor shall provide to the Trust's Board of Trustees, at least quarterly, a report of its expenses incurred pursuant to this Agreement.


3.   DUTIES AND REPRESENTATIONS OF THE TRUST.
     ---------------------------------------

     3.1 The Trust represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with its Declaration of Trust, By-Laws, its registration statement as may be amended from time to time and resolutions and other instructions of its Board of Trustees and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which shares of the Funds are offered and sold, and the rules and regulations thereunder.

     3.2 The Trust shall take or cause to be taken all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder.

     3.3 The Trust shall execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of the Shares for sale in such states as Distributor and the Trust may approve, shall maintain the registration of a sufficient number or amount of shares thereunder, and shall pay all expenses which may be incurred in connection with such qualification.

     3.4 The Trust shall furnish Distributor from time to time, for use in connection with the sale of Shares, such information with respect to the Trust and the Shares as Distributor may reasonably request, and the Trust warrants that the statements contained in any such information shall be true and correct. The Trust also shall furnish Distributor upon request with respect to each of the Funds reports of books and accounts, financial statements, and from time to time such additional information regarding the Trust's financial condition as Distributor may reasonably request.

     3.5 The Trust represents to Distributor that all registration statements and prospectuses of the Trust filed or to be filed with the Commission under the 1933 Act with respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with said Commission. The Trust represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all statements of fact contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading. If the Trust shall not propose an amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request in good faith from Distributor to do so, Distributor may, at its option, immediately terminate this Agreement. The Trust shall not file any amendment to the registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

     3.6 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Trust shall advise Distributor promptly of such determination.

     3.7  The Trust agrees to advise the Distributor promptly in writing:

          (i) of any correspondence or other communication by the Commission or its staff relating to the Funds including requests by the Commission for amendments to the registration statement or prospectuses;

          (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

          (iii) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

          (iv) of all actions taken by the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.

4.   COMPENSATION.
     ------------

     4.1 For the services provided pursuant to this Agreement, and subject to the limitations contained in Section 4.3 below, the Funds will pay to the Distributor a fee, payable monthly in arrears, at the annual rate of 0.025% per annum of each Fund's average daily net assets; provided, however, that such compensation shall be subject to an aggregate minimum annual fee of $25,000.

     4.2 In addition to the compensation payable pursuant to Section 4.1, and subject to the limitations contained in Section 4.3 below, the Funds will reimburse the Distributor or pay directly, at the Distributor's discretion, the Distributor's (i) out-of-pocket expenses incurred in connection with activities primarily intended to result in the sale of Shares including, without limitation, typesetting, printing and distribution of prospectuses and shareholder reports, production, printing and distribution of sales materials and forms, placement of media advertising, engagement of designers, free lance writers and public relation firms, long distance telephone lines, services and charges, postage, overnight delivery charges, storage of inventory, regulatory filing fees and travel, lodging and meals, and (ii) amounts paid by Distributor to dealers or other persons entering into a selling or servicing agreement with Distributor.

     4.3 Subject to and calculated in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., if during any annual period the total of the compensation payable and out-of-pocket reimbursements under Sections 4.1 and 4.2 to the Distributor exceeds 0.25% of a Fund's average daily net assets, the Distributor will rebate that portion of its fee necessary to result in the total of (i) and (ii) above not exceeding 0.25% of the Fund's average daily net assets. The payment of compensation and reimbursement of expenditures is authorized pursuant to the Trust's Service and Distribution Plan under Rule 12b-1 under the 1940 Act and is contingent upon the continued effectiveness of the Trust's Service and Distribution Plan.

5.   INDEMNIFICATION.
     ---------------

     5.1(a) The Trust authorizes Distributor to use any prospectus, in the form furnished to Distributor from time to time, in connection with the sale of Shares. The Trust shall indemnify, defend and hold the Distributor, and each of its present or former directors, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any counsel fees incurred in connection therewith) which Distributor, each of its present and former directors, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, as from time to time amended or supplemented, or an annual or interim report to shareholders, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust's obligation to indemnify Distributor and any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, prospectus, or annual or interim report in reliance upon and in conformity with information relating to the Distributor and furnished to the Trust or its counsel by Distributor for the purpose of, and used in, the preparation thereof; and provided further that the Trust's agreement to indemnify Distributor and any of the foregoing indemnitees shall not be deemed to cover any liability to the Trust or its shareholders to which Distributor would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Trust being notified of such action brought against Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, such notification to be given by letter or by telegram addressed to the Trust's President, but the failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 5.1.

     5.1(b) The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them. The Trust's indemnification agreement contained in this Section 5.1 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of its present or former directors, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or directors in connection with the issue and sale of any of the Shares.

     5.2(a) Distributor shall indemnify, defend and hold the Trust, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any counsel fees incurred in connection therewith) which the Trust, and each of its present or former trustees, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Trust's registration statement or any prospectus, as from time to time amended or supplemented, or annual or interim report to shareholders or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished to the Trust or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. Distributor's agreement to indemnify the Trust and any of the foregoing indemnitees shall not be deemed to cover any liability to Distributor to which the Trust would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. The Distributor's Agreement to indemnify the Trust, and any of the foregoing indemnitees, is expressly conditioned upon the Distributor's being notified of any action brought against the Trust, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to Distributor's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust or such person, but the failure so to notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of Distributor's indemnity agreement contained in this Section 5.2(a).

     5.2(b) The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust and them. The Distributor's indemnification agreement contained in this Section 5.2 and the Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of each of its present or former directors, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

6.   OFFERING OF SHARES.
     ------------------

     No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 6 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus or Declaration of Trust.

7.   TERM.
     ----

     7.1 This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until April __, 1998. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by the Distributor and a majority of the Trust's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     7.2 This Agreement may be terminated without penalty with respect to a particular Fund (1) through a failure to renew this Agreement at the end of a term, (2) upon mutual consent of the parties, or (3) on no less than thirty (30) days' written notice, by the Trust's Board of Trustees, by vote of a majority (as defined with respect to voting securities in the 1940 Act) of the outstanding voting securities of a Fund, or by the Distributor (which notice may be waived by the party entitled to such notice). In addition, this Agreement may be terminated at any time, without penalty, with respect to a particular Fund by vote of a majority of the members of the Board of Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Trust's Service and Distribution Plan or in this Agreement. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

8.   MISCELLANEOUS.
     -------------

     8.1 The services of the Distributor rendered to the Funds are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. The Trust recognizes that from time to time directors, officers, and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

     8.2 Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records relative to the Funds and prior, present or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this paragraph.

     8.3 This Agreement shall be governed by Wisconsin law (except as to Section 8.4 hereof which shall be construed in accordance with Delaware law). To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.4 This Agreement is executed by or on behalf of the Trust and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Funds to which such obligations pertain and the assets and property of such Funds.

     8.5 Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Distributor shall be sent to Sunstone Distribution Services, LLC, 207 East Buffalo Street, Suite 400, Milwaukee, WI, 53202, Attention Miriam M. Allison, and notice to the Trust shall be sent to The Garzarelli Funds, 100 South Wacker Drive, Suite 2100, Chicago, Illinois 60606-4002, Attention: Andrew J. Goodwin III.

     8.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                      THE GARZARELLI  FUNDS
                      (the "Trust")

                      By:
                          --------------------------------------


                      SUNSTONE DISTRIBUTION SERVICES, LLC
                      (the "Distributor")


                      By:
                          --------------------------------------
                          Miriam M. Allison
                          President



                                                       Appendix A



                      SERVICING AND DISTRIBUTION AGREEMENT

     We wish to enter into this Servicing and Distribution Agreement ("Agreement") with you concerning the provision of distribution services (and, to the extent provided below, support services) to your clients ("Clients") who may from time to time acquire and beneficially own shares of any Fund ("Shares") offered by The Garzarelli Funds ("Trust").

     The terms and conditions of this Agreement are as follows:

     Section 1. You will provide reasonable assistance in connection with the distribution of Shares to Clients as requested from time to time, which assistance may include forwarding sales literature and advertising provided by us for Clients. In addition, you agree to provide the following support services to Clients who may from time to time acquire and beneficially own shares<F11>: (i) processing dividend and distribution payments from us on behalf of Clients for whom you are the holder of record; (ii) providing information periodically to Clients showing their positions in Shares; (iii) arranging for bank wires, (iv) responding to Client inquiries relating to the services performed by you; (v) providing subaccounting with respect to Shares beneficially owned by Clients for whom you are the holder of record; (vi) if required by law, forwarding shareholder communications from us (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients; (vii) assisting in processing purchase, exchange and redemption requests from Clients and in placing such orders with our service contractors; (viii) assisting Clients in changing dividend options, account designations and addresses; and (ix) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations.

     Section 2. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned assistance and services to Clients.

     Section 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or the Shares except those contained in the Trust's then current prospectuses and statements of additional information for Shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

-----------------------
<F11> Services may be modified or omitted in the particular case and items renumbered.


     Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as an agent for us in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Shares (or orders relating to the same). You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

     Section 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of 0.25% of the average daily net asset value of the Shares beneficially owned by your Clients for whom you are the dealer of record or holder of record or with whom you have a servicing relationship (the "Clients' Shares"), which fee will be computed daily and payable quarterly.
For purposes of determining the fees payable under this Section 5, the average daily net asset value of the Clients' Shares will be computed in the manner specified in the Trust's Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively decreased by us, in our sole discretion, at any time upon notice to you. Furthermore, we may, in our discretion and without notice, suspend or withdraw the sale of Shares, including the sale of Shares to you for the account of any Client or Clients.

     Section 6. You will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

     Section 7. We may enter into other similar Agreements with any other person or persons without your consent.

     Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) the compensation payable to you hereunder, together with any other compensation you receive from Clients for services contemplated by this Agreement, will not be excessive or unreasonable under the laws and instruments governing your relationships with Clients; (ii) you will provide to Clients a schedule of any fees that you may charge to them relating to the investment of their assets in Shares; (iii) you are a member in good standing of the NASD and registered as a broker-dealer under the federal and all applicable state securities laws; (iv) you are empowered under applicable law and by your organizational documents to enter into and perform this Agreement, and all requisite proceedings have been taken to authorize you to enter into and perform this Agreement; and (v) you will comply at all times with all applicable laws, rules and regulations.

     Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received and accepted by us or our designee. Unless sooner terminated, this Agreement will continue for a period of one year from the date of our acceptance of an executed copy of this agreement, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us. This Agreement is terminable with respect to the Shares of any Fund, without penalty, at any time by us or by you, upon notice to the other party hereto.

     Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address stated herein.

     Section 11. This Agreement will be construed in accordance with the laws of the State of Wisconsin.

     If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us at The Garzarelli Funds, 207 East Buffalo Street, Suite 315, Milwaukee, Wisconsin 53202, Attention: Richard P. Snyder. This Agreement will be effective when received and accepted by Sunstone Distribution, LLC.

                                   Very truly yours,

                              Sunstone Distribution Services, LLC


Date:                         By:
     ---------------------       ---------------------------------
                                 (Authorized Officer of Sunstone Distribution
                                 Services, LLC)

                                 ----------------------------------
                                 (address)

                                 ----------------------------------

                                 ACCEPTED AND AGREED TO:

                                 ----------------------------------
                                 (Name of dealer/shareholder organization)


Date:                         By:
     ----------------------      --------------------------------

                                 --------------------------------
                                 (Print name)

                                 --------------------------------
                                 (address)

                                 --------------------------------

                                 --------------------------------
                                 (phone number)